SYNETIC, INC. 1997 CLASS D

                                STOCK OPTION PLAN


                  1. Purpose. The purposes of the Synetic, Inc. 1997 Class D Stock Option Plan (the "Plan") are to attract, retain and motivate officers, Key Employees (as defined below) and consultants of CareAgents, Inc., a Delaware corporation ("CareAgents"), and its Affiliates and to provide to such persons incentives and rewards for superior performance.

                  2. Definitions. As used in the Plan the following terms have the following meanings:

                  (a) "Affiliate" shall have the meaning given to such term in Rule 12b-2 promulgated under the Exchange Act.

                  (b) "Award" means an Option.

                  (c) "Board" means the Board of Directors of the Company.

                  (d) "Cause" means a termination of the Participant's employment or status as a consultant with the Company or any of its Affiliates
(a) for "cause" as defined in an employment agreement or consulting agreement applicable to the Participant, or (b) in the case of a Participant who does not have an employment agreement or consulting agreement that defines "cause", because of any of the following, each as communicated to the Participant by notice from CareAgents setting forth in reasonable detail the nature of such
Cause:

                      1. A willful failure of the Participant to perform his employment-related duties in any material respect which is not cured by the Participant within 10 days following written notice from the Company detailing such failure (other than any such failure resulting from a Permanent Disability of the Participant);

                      2. Any willful misconduct by the Participant relating, directly or indirectly, to the Company, CareAgents or any of their respective Affiliates, or any breach by the Participant of any material policy of the Company, CareAgents or any of their respective Affiliates, as reasonably determined by the Committee, which breach, if susceptible to cure, is not cured by the Participant within 10 days following written notice from the Company detailing such breach;

                      3. Any breach by the Participant of any restrictive covenants set forth in the applicable Agreement or any substantially similar provisions in any other agreements with the Company, CareAgents or any of their respective Affiliates, as reasonably determined by the Committee; or




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                      4. Any willful violation by the Participant of any federal or state law or regulation applicable to the business of the Company, CareAgents or any of their respective Affiliates, or the Participant's commission of a common law fraud or conviction of a felony or crime involving moral turpitude.

                  (e) "Code" means the Internal Revenue Code of 1986, as amended.

                  (f) "Committee" means a committee of the Board comprised of at least two directors selected by the Board to administer the Plan.

                  (g) "Common Share" means a share of common stock, $.01 par value, of the Company.

                  (h) "Company" means Synetic, Inc., a Delaware corporation.

                  (i) "Date of Grant" means the date on which an Option is granted, as determined by the Committee and as set forth in the applicable Agreement.

                  (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                  (k) "Fair Market Value" of a Common Share on a given date means the closing price of a Common Share on such date (or the most recent trading date if such date is not a trading date) on the NASDAQ/National Market System or such national exchange, if any, as may be designated by the Committee.

                  (l) "Key Employee" means a person employed by CareAgents or one of its Affiliates on a full-time basis (including officers) or, with the consent of the Committee, on a part-time basis, who are compensated for such employment by a regular salary.

                  (m) "Option Price" means the purchase price per Common Share payable on exercise of an Option, as determined by the Committee (subject to the terms of the Plan) and as set forth in the applicable Agreement.

                  (n) "Option" means the right to purchase a Common Share upon exercise of a nonqualified stock option granted pursuant to the Plan.

                  (o) "Participant" means a person to whom an Award has been made by the Committee in its sole discretion and who is at the time of such Award an officer, Key Employee, or consultant of CareAgents or any of its Affiliates.

                  (p) A Participant shall be deemed to be "Permanently Disabled" if (i) such Participant shall become ill, mentally or physically disabled, or otherwise incapacitated so as to



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be unable regularly to perform the duties of his position for a period in excess of 90 consecutive days or more than 120 days in any consecutive 12 month period, or (ii) a duly licensed physician selected by the Company or CareAgents with the reasonable approval of the Participant determines that the Participant is mentally or physically disabled so as to be unable to perform regularly the duties of his position and such condition is expected to be of a permanent duration.

                  (q) "Rule 16b-3" means Rule 16b-3 under the Exchange Act.

                  (r) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                  (s) "Subsidiary" means any corporation in which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power represented by all classes of stock issued by such corporation.

                  (t) "Vested Options" means, as of any date, Options which by their terms are exercisable on such date.

                  3. Administration of the Plan. (a) The Plan shall be administered, and Awards shall be granted hereunder, by the Board or, if the Board so elects, by the Committee. A majority of the Committee shall constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee. In the event that the Board does not elect to appoint a Committee then, for purposes of administering the Plan, the term "Board" shall be substituted for the term "Committee" wherever it appears in the Plan.

                  (b) The interpretation and construction by the Committee of any provision of the Plan or of any Agreement, and any determination by the Committee pursuant to any provision of this Plan or of any Agreement shall be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith.

                  4. Shares Available Under Plan. The maximum number of Common Shares which may be issued upon the exercise of Options granted under the Plan is 1,000,000 Common Shares, subject to adjustment as provided in Paragraph 10. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. Any Common Shares which are subject to Options which expire or which have been surrendered without being exercised in full shall again be available for issuance under the Plan.

                  5. Options. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Options.


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                  6. Agreement. The terms and conditions of each Option shall be embodied in a written agreement (the "Agreement") in a form approved by the Committee which shall contain terms and conditions not inconsistent with the Plan and which shall incorporate the Plan by reference. Options granted under the Plan shall comply with the following terms and conditions:

                   (i) Each Agreement shall specify the number of Common Shares for which Options have been granted.

                  (ii) Each Agreement shall specify the Option Price, which shall not be less than the Fair Market Value per Common Share on the Date of Grant.

                  (iii) Each Agreement shall specify that the Option Price shall be payable in cash or by certified or official bank check. If determined by the Committee in its sole discretion and specified in the applicable Agreement, the Option Price shall also be payable (a) by the transfer to the Company of Common Shares having an aggregate Fair Market Value per Common Share at the date of exercise equal to the aggregate Option Price or (b) by a combination of the foregoing methods of payment.

                   (iv) Each Agreement shall specify the applicable vesting schedule and the effective term of the Option.

                   (v) Options granted under the Plan are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code.

                   (vi) No Option shall be exercisable more than ten years from the Date of Grant.

                  (vii) Each Option granted under the Plan shall be subject to such additional terms and conditions, not inconsistent with the Plan, which are prescribed by the Committee and set forth in the applicable Agreement.

                  (viii) As soon as practicable following the exercise of any Options, a certificate evidencing the number of Common Shares issued in connection with such exercise shall be issued in the name of the Participant.

                  (ix) As a condition to the exercise of an Option, a Participant shall satisfy any outstanding indebtedness or liability of the Participant to the Company, CareAgents or any of the respective Affiliates, unless determined otherwise by the Committee in its sole discretion.

                  7. Date of Exercise. An Option shall be exercisable at the times specified by the Committee in the applicable Agreement. The Committee may also determine that an



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Option shall become exercisable in full or in part, whether or not it is then exercisable, upon such circumstances or events as the Committee determines, in its sole discretion, merits special consideration.

                  8. Termination of Employment.

                  (a) In the event that a Participant's employment or status as a consultant with the Company or any of its Affiliates terminates for any reason, the Participant (or the Participant's estate) shall be entitled to exercise the Participant's Options which have become Vested Options as of the date of termination for a period of 30 days (60 days in the event of Permanent Disability and 180 days in the event of death) following the date of termination.

                  (b) In the event that a Participant's employment or status as a consultant with the Company or any of its Affiliates terminates for any reason, any Options which have not become Vested Options as of the date of termination (the "Date of Termination") shall, unless otherwise provided in the applicable Agreement, terminate and be cancelled without any consideration being paid therefor.

                  (c) In the event that (i) a Participant's employment with the Company or any of its Affiliates terminates for any reason (other than a termination by the Company or any of its Affiliates for Cause) and (ii) such Participant is retained as a consultant to the Company or any of its Affiliates immediately following such termination of employment, then, in the sole discretion of the Committee, such Participant's employment with the Company and its Affiliates shall be deemed to continue for purposes of this Section 8 (and any restrictive covenants applicable to the Participant, including, without limitation, any restrictive covenants set forth in any employment agreement or the applicable Agreement) until the termination of such Participant's status as a consultant or such earlier date as may be determined by the Committee in its sole discretion.

                  9. Transferability. No Option shall be transferable by a Participant other than by will or the laws of descent and distribution. Options shall be exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative.

                  10. Adjustments. The Committee shall make or provide for such adjustments in the maximum number of Common Shares specified in Section 4, in the number of Common Shares covered by outstanding Options granted hereunder, and/or in the Option Price applicable to such Options as the Committee in its sole discretion may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing.


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                  11. Reorganization. In the event that the Company is merged or consolidated with another corporation, or in the event of a reorganization, separation, or liquidation of the Company, the Board or the board of directors of any corporation assuming the obligations of the Company hereunder may either
(i) make appropriate provisions for the protection of any outstanding Options by the substitution on an equitable basis of appropriate securities of the Company, or appropriate securities of the merged, consolidated, or otherwise reorganized corporation, or the appropriate adjustment in the Option Price, or both, or (ii) give written notice to the Participants that their Options must be exercised, to the extent then exercisable, within 60 days of the date of such notice or the Options will terminate.

                  12. Restrictive Covenants. The applicable Agreement may set forth certain restrictive covenants applicable to the Participant, as determined by the Committee in its sole discretion.

                  13. Fractional Shares. The Company shall not be required to issue any fractional Common Share pursuant to the Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

                  14. Withholding Taxes. The Company and its Affiliates shall have the right to require any individual entitled to receive Common Shares pursuant to an Option to remit to the Company, prior to the delivery of any certificates evidencing such shares, any amount sufficient to satisfy any United States federal, state or local tax withholding requirements. With the consent of the Committee in its sole discretion, prior to the Company's determination of such withholding liability, such individual may make an irrevocable election to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold Common Shares that would otherwise be received by such individual. Such election may be denied by the Committee in its sole discretion, or may be made subject to certain conditions specified by the Committee, including, without limitation, conditions intended to avoid the imposition of liability against the individual under Section 16(b) of the Exchange Act.

                  15. Registration Restrictions, Exchange Rules. An Option shall not be exercisable unless and until (i) a registration statement under the Securities Act has been duly filed and declared effective pertaining to the Common Shares subject to such Option and such Common Shares shall have been qualified under applicable state "blue sky" laws, or (ii) the Committee in its sole discretion determines that such registration and qualification is not required as a result of the availability of an exemption from such registration and qualification under such laws. Any and all grants of Options shall be subject to all applicable rules and regulations of any exchange on which the Common Shares may then be listed.

                  16. Shareholder Rights. A Participant shall have no rights as a shareholder with respect to any Common Shares issuable upon exercise of an Option until a certificate or certificates evidencing such shares shall have been issued to such Participant, and no adjustment shall be made for dividends or distributions or other rights in respect of any share


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for which the record date is prior to the date upon which the Participant shall become the holder of record thereof.

                  17. Amendments, Etc. (a) The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall previously have been granted, adversely affect the rights of such Participant in such Award; provided further, however, that amendments shall be subject to any approvals, whether regulatory, shareholder or otherwise, which are required by law or any applicable securities exchange.

                  (b) The Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Affiliate nor will it interfere in any way with any right the Company or any Affiliate would otherwise have to terminate such Participant's employment or other service at any time.

                  18. Effective Date. The Plan shall be effective as of the Closing Date (as defined in the Agreement and Plan of Merger, dated as of January 23, 1997, among the Company, Synternet Acquisition Corp., a Delaware corporation and a wholly owned Subsidiary of the Company, CareAgents and certain shareholders of CareAgents).

                  19. Governing Law. The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of New Jersey without reference to the choice of law provisions of New Jersey law.